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                                                                Exhibit 2.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

     American Blood Institute, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the Corporation is American Blood Institute, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 1991.

     2. The Corporation is subject, pursuant to Chapter 11 of the United States Bankruptcy Code, to the jurisdiction of the United States Bankruptcy Court, in a proceeding entitled "In Re American Blood Institute, Inc., a Delaware corporation, Debtor," Chapter 11 Case No. LA 94-11730-AM.

     3. That pursuant to an Order of the Bankruptcy Court, dated January 24, 1996, confirming the Corporation's Third Amended Joint Plan of Reorganization, AND PURSUANT TO SECTION 303(a) OF THE DELAWARE GENERAL CORPORATION LAW, this Restated Certificate of Incorporation has been approved, and restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and the undersigned officers of the Corporation have been authorized to execute this Restated Certificate of Incorporation and to cause it to be filed with the Secretary of State of Delaware.

     4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the corporation is SeraCare, Inc. (the
"Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Law").

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty

Million, Twenty-Five Million of which shares are of a class designated
"Common Stock" having a par value of $.001 per share and Twenty-Five Million of which shares are of a class designated "Preferred Stock" having a par value of $.001 per share. As of the date hereof, there are no shares of Preferred Stock issued or outstanding. The Corporation shall not issue non-voting equity securities.

     FIFTH: The limitations and relative rights of the Common Stock are as follows:

       5.1 VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

       5.2 DIVIDEND RIGHTS. Subject to provisions of law and of this Certificate of Incorporation, the holders of Common stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

       5.3 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which holders of any outstanding Preferred Stock now or hereafter authorized shall be entitled upon liquidation, the holders of Common Stock shall be entitled to share ratably on a per share basis, together and on an equal basis with the holders of Preferred Stock, in the remaining assets of the Corporation.

     SIXTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof.

       6.1 SPECIFIC AUTHORITY. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares constituting that series and the distinctive designation of that series;

            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date

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or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of corporation, and the relative rights of priority, if any, of payment of shares of that series;

            (h) Any other relative rights, preferences and limitations of that series.

       6.2 DIVIDEND RIGHTS. Dividends on outstanding shares of Preferred
Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

       6.3 LIQUIDATION RIGHTS. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute and unless otherwise provided herein, the Board of Directors is, by action of the Board of Directors, expressly authorized to make, alter or repeal the by-laws of the Corporation.

     EIGHTH: Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified. The right to indemnification and advancement of expenses on the condition specified herein conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein.

     ELEVENTH: No amendment to or repeal of Article NINTH OR TENTH of this Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article NINTH OR TENTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

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     TWELFTH: The Certificate of Incorporation of the Corporation, as herein amended, shall constitute a restatement of and shall supersede the Certificate of Incorporation of the Corporation, as previously amended.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and its Secretary, hereunto duly authorized, this 5th day of February, 1996.

                              AMERICAN BLOOD INSTITUTE,INC.


                              By: /s/ Barry D. Plost
                                --------------------------
                                Barry D. Plost, President

ATTEST:

/s/ Jerry L. Burdick
---------------------------
Jerry L. Burdick, Secretary

                          STATE OF DELAWARE                    PAGE 1

                    OFFICE OF THE SECRETARY OF STATE

                    ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERICAN BLOOD INSTITUTE, INC.", CHANGING ITS NAME FROM "AMERICAN BLOOD INSTITUTE, INC." TO "SERACARE, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 10 O'CLOCK A.M.

  A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                     [STATE SEAL]

                                    /s/ Edward J. Freel
                                ----------------------------------------
                                EDWARD J. FREEL, SECRETARY OF STATE

                                AUTHENTICATION:     7816934
2275058  8100

                                         DATE:     02-06-96
960034753